Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On June 2, 2025, Herc Holdings Inc. (the “Company”) completed the acquisition (the “Acquisition”) of H&E Equipment Services, Inc. (“H&E”) pursuant to the Agreement and Plan of Merger, dated February 19, 2025, by and among the Company, HR Merger Sub Inc., a direct wholly owned subsidiary of the Company, and H&E (the “Merger Agreement”).

The unaudited pro forma condensed combined statement of operations is presented as if the Acquisition occurred on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information reflect the following pro forma adjustments related to the Acquisition, based on available information and certain assumptions that management believes are reasonable:

•	the Acquisition was accounted for using the acquisition method of accounting, with Herc identified as the acquirer;

•	certain reclassification adjustments to conform H&E’s historical financial presentation to Herc’s financial statements presentation;

•	the assumption of liabilities by Herc for any remaining transaction-related expenses to be incurred; and

•	the estimated tax impact of pro forma adjustments.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	accompanying notes to the unaudited pro forma condensed combined financial information;

•

Herc’s unaudited historical condensed consolidated financial statements for the nine months ended September 30, 2025 and 2024 in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025;

•	Herc’s audited historical condensed consolidated financial statements for the year ended December 31, 2024 in the Annual Report on Form 10-K for the year ended December 31, 2024;

•	H&E’s unaudited historical condensed consolidated financial statements for the three months ended March 31, 2025 in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025; and

•	H&E’s audited historical financial statements for the year ended December 31, 2024 in the Annual Report on Form 10-K of H&E for the year ended December 31, 2024.

•	H&E’s unaudited historical financial statements for the nine months ended September 30, 2024 in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on the fair value of the assets acquired and liabilities assumed, and the related income tax impact of the acquisition accounting adjustments. The purchase price was preliminarily allocated based on information available at the acquisition date and is subject to change as the analysis of the fair values at the date of the acquisition is completed. Certain estimated fair values for the acquisition, including goodwill, intangible assets, right-of-use lease assets, lease liabilities and income taxes, are not yet finalized. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed.

Accordingly, the final purchase accounting adjustments may be materially different from the pro forma adjustments presented herein. Increases or decreases in the fair value of assets acquired and liabilities assumed may change the amount of the purchase price allocated to goodwill and other assets and liabilities. This may impact the unaudited pro forma condensed combined statement of operations due to an increase or decrease in the amount of amortization or depreciation of the adjusted assets, among other items.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated on the date indicated, nor are they necessarily indicative of any future operating results or financial position.

Although the Acquisition has been consummated as of the date of the preparation of the unaudited pro forma condensed combined financial information, there can be no assurance that we will realize all of the anticipated benefits of the Acquisition or those benefits may take longer to realize than expected. See “Risk Factors” in the Annual Report on Form 10-K of Herc for the year ended December 31, 2024 and in the Quarterly Report on Form 10-Q of Herc for the nine months ended September 30, 2025, for additional discussion of risk factors associated with the pro forma financial information.

Items Not Reflected in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information for the nine months ended September 30, 2024 and the year ended December 31, 2024 do not include the realization of any potential profit improvement, cost savings from operating efficiencies, synergies or other restructuring activities that might result from the Acquisition as of the date of the preparation of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information for the nine months ended September 30, 2025 include cost savings from operating efficiencies and synergies to the extent realized and other recognized restructuring activities since the acquisition date. Further, there may be additional charges related to the restructuring or other integration activities resulting from the Acquisition, the timing, nature and amount of which management cannot identify as of the date of this filing, and thus, such charges are not reflected in the unaudited pro forma condensed combined financial information.

HERC HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

(In millions, except per share data)

	Historical		Pro Forma
	Herc	H&E(1)	Reclassification Adjustments	Note 2	Adjustments	Note 3	Pro Forma Combined
Revenues:
Equipment rental	$2,731	$455	$—		$—		$3,186
Sales of rental equipment	362	46	—		—		408
Sales of new equipment	—	11	(11)	(a)	—		—
Sales of new equipment, parts and supplies	46	—	27	(a)	—		73
Parts, service and other	—	24	(24)	(a), (b)	—		—
Service and other revenue	28	—	8	(b)	—		36

Total revenues	3,167	536	—		—		3,703

Expenses:
Direct operating	1,173	—	233	(c), (d)	—		1,406
Depreciation of rental equipment	613	157	—		(27)	(A)	743
Rental expense	—	71	(71)	(c)	—		—
Rental other	—	54	(54)	(c)	—		—
Cost of sales of rental equipment	296	19	—		—		315
Cost of sales of new equipment, parts and supplies	30	—	24	(e)	—		54
Sales of new equipment	—	9	(9)	(e)	—		—
Parts, service and other	—	18	(18)	(d), (e)	—		—
Selling, general and administrative	411	183	(132)	(d), (f)	(3)	(B)	459
Transaction expenses	185	51	—		—		236
Non-rental depreciation and amortization	148	—	27	(f)	46	(C)	221
Gain from sales of property and equipment, net	—	(5)	5	(g)	—		—
Interest expense, net	282	26	—		97	(D)	405
Loss on assets held for sale	48	—	—		—		48
Other income, net	(3)	(3)	(5)	(g)	—		(11)

Total expenses	3,183	580	—		113		3,876

Loss before income taxes	(16)	(44)	—		(113)		(173)
Income tax benefit (provision)	(7)	4	—		28	(E)	25

Net loss	$(23)	$(40)	$—		$(85)		$(148)

Basic loss per share	$(0.75)						$(4.46)
Diluted loss per share	$(0.75)						$(4.46)
Weighted average shares outstanding
Basic	30.6				2.6	(F)	33.2
Diluted	30.6				2.6	(F)	33.2

(1)	See Note 2 for reconciliation.

HERC HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(In millions, except per share data)

	Historical		Pro Forma
	Herc	H&E	Reclassification Adjustments	Note 2	Adjustments	Note 3	Pro Forma Combined
Revenues:
Equipment rental	$3,189	$1,253	$—		$—		$4,442
Sales of rental equipment	311	139	—		—		450
Sales of new equipment	—	56	(56)	(h)	—		—
Sales of new equipment, parts and supplies	37	—	101	(h)	—		138
Parts, service and other	—	69	(69)	(h), (i)	—		—
Service and other revenue	31	—	24	(i)	—		55

Total revenues	3,568	1,517	—		—		5,085

Expenses:
Direct operating	1,291	—	586	(j), (k)	—		1,877
Depreciation of rental equipment	679	375	—		(76)	(A)	978
Rental expense	—	174	(174)	(j)	—		—
Rental other	—	142	(142)	(j)	—		—
Cost of sales of rental equipment	224	54	—		—		278
Cost of sales of new equipment, parts and supplies	24	—	86	(l)	—		110
Sales of new equipment	—	46	(46)	(l)	—		—
Parts, service and other	—	50	(50)	(k), (l)	—		—
Selling, general and administrative	469	452	(319)	(k),(m)	23	(B)	625
Transaction expenses	11	4	—		—		15
Non-rental depreciation and amortization	127	—	59	(m)	111	(C)	297
Loss (gain) from sales of property and equipment, net	—	(10)	10	(n)	—		—
Interest expense, net	260	73	—		240	(D)	573
Loss on assets held for sale	194	—	—		—		194
Other income, net	(2)	(6)	(10)	(n)	—		(18)

Total expenses	3,277	1,354	—		298		4,929

Income (loss) before income taxes	291	163	—		(298)		156
Income tax benefit (provision)	(80)	(40)	—		74	(E)	(46)

Net income (loss)	$211	$123	$—		$(224)		$110

Basic earnings per share	$7.43						$3.32
Diluted earnings per share	$7.40						$3.31
Weighted average shares outstanding
Basic	28.4				4.7	(F)	33.1
Diluted	28.5				4.7	(F)	33.2

HERC HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(In millions, except per share data)

	Historical		Pro Forma
	Herc	H&E	Reclassification Adjustments	Note 2	Adjustments	Note 3	Pro Forma Combined
Revenues:
Equipment rental	$2,350	$934	$—		$—		$3,284
Sales of rental equipment	215	111	—		—		326
Sales of new equipment	—	35	(35)	(o)	—		—
Sales of new equipment, parts and supplies	28	—	70	(o)	—		98
Parts, service and other	—	53	(53)	(o), (p)	—		—
Service and other revenue	24	—	18	(p)	—		42

Total revenues	2,617	1,133	—		—		3,750

Expenses:
Direct operating	967	—	439	(q), (r)	—		1,406
Depreciation of rental equipment	499	279	—		(59)	(A)	719
Rental expense	—	131	(131)	(q)	—		—
Rental other	—	106	(106)	(q)	—		—
Cost of sales of rental equipment	157	42	—		—		199
Cost of sales of new equipment, parts and supplies	18	—	60	(s)	—		78
Sales of new equipment	—	29	(29)	(s)	—		—
Parts, service and other	—	38	(38)	(r), (s)	—		—
Selling, general and administrative	349	339	(238)	(r), (t)	25	(B)	475
Transaction expenses	9	—	—		—		9
Non-rental depreciation and amortization	92	—	43	(t)	83	(C)	218
Loss (gain) from sales of property and equipment, net	—	(6)	6	(u)	—		—
Interest expense, net	193	55	—		184	(D)	432
Other income, net	(1)	(4)	(6)	(u)	—		(11)

Total expenses	2,283	1,009	—		233		3,525

Income (loss) before income taxes	334	124	—		(233)		225
Income tax benefit (provision)	(77)	(34)	—		58	(E)	(53)

Net income (loss)	$257	$90	$—		$(175)		$172

Basic earnings per share	$9.05						$5.20
Diluted earnings per share	$9.02						$5.18
Weighted average shares outstanding
Basic	28.4				4.7	(F)	33.1
Diluted	28.5				4.7	(F)	33.2

HERC HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In millions, except per share data)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Herc and H&E and gives pro forma effect to the events that are directly attributable to the Acquisition and are factually supportable. The unaudited proforma condensed combined statement of operations gives effect to the Acquisition as if the Acquisition had been completed on January 1, 2024.

The transaction is being accounted for under the acquisition method of accounting, and accordingly, the allocation of the preliminary purchase price is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of June 2, 2025, using currently available information. Certain estimated fair values for the acquisition, including goodwill, intangible assets, right-of-use lease assets, lease liabilities and income taxes, are not yet finalized as of the preparation date of the pro forma information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Herc’s financial position and results of operations may differ significantly from the pro forma amounts included herein. Herc expects to finalize its allocation of the purchase consideration as soon as practicable after Acquisition.

The preliminary fair value assessment of the assets acquired and liabilities assumed is as follows:

Total value of Herc common shares issued	$584
Assumed H&E debt paid off	1,363
Cash consideration paid	2,869

Total purchase price	4,816

Cash	5
Accounts receivable	188
Other current assets	22
Rental equipment	1,782
Property and equipment	288
Right-of-use lease assets	567
Finite-lived intangible assets	1,110

Amounts attributable to assets acquired	3,962

Accounts payable and accrued liabilities	(187)
Operating lease liabilities	(567)
Finance lease liabilities	(7)
Deferred tax liabilities	(628)

Amounts attributable to liabilities assumed	(1,389)

Total identifiable net assets	2,573

Goodwill	$2,243

Certain amounts in the historical financial statements of H&E have been reclassified to conform with Herc’s historical financial presentation or to conform with Herc’s accounting policies. The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the offer and the Acquisition been completed at the beginning of the applicable period presented, nor is it indicative of the results of operation in future periods or the future financial position of the combined company.

HERC HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In millions, except per share data)

Note 2 - H&E Historical Information and Reclassification Adjustments

The following reconciles the reported historical first quarter 2025 results of H&E to the amounts presented in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025.

	H&E
	Three Months Ended March 31, 2025	April 1, 2025 through June 1, 2025	Five Months Ended June 1, 2025
Revenues:
Equipment rental	$274	$181	$455
Sales of rental equipment	24	22	46
Sales of new equipment	7	4	11
Sales of new equipment, parts and supplies	—	—	—
Parts, service and other	14	10	24
Service and other revenue	—	—	—

Total revenues	319	217	536

Expenses:
Direct operating	—	—	—
Depreciation of rental equipment	95	62	157
Rental expense	42	29	71
Rental other	32	22	54
Cost of sales of rental equipment	10	9	19
Cost of sales of new equipment, parts and supplies	—	—	—
Sales of new equipment	6	3	9
Parts, service and other	11	7	18
Selling, general and administrative	111	72	183
Transaction expenses	10	41	51
Non-rental depreciation and amortization	—	—	—
Gain from sales of property and equipment, net	(4)	(1)	(5)
Interest expense, net	16	10	26
Loss on assets held for sale	—	—	—
Other income, net	(2)	(1)	(3)

Total expenses	327	253	580

Income (loss) before income taxes	(8)	(36)	(44)
Income tax benefit (provision)	2	2	4

Net income (loss)	$(6)	$(34)	$(40)

HERC HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In millions, except per share data)

The following reclassification adjustments have been made to conform H&E’s historical financial information to Herc’s financial statement presentation. Some amounts may not agree to the H&E historical financial statements due to rounding.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2025:

a.	Represents the reclassification of H&E’s Sales of new equipment of $11 million and H&E’s Parts, service, and other of $16 million to Herc’s Sales of new equipment, parts and supplies.

b.	Represents the reclassification of H&E’s Parts, service, and other of $8 million to Herc’s Service and other revenue.

c.	Represents the reclassification of H&E’s Rental expense and Rental other to Herc’s Direct operating expense.

d.	Represents the reclassification of $105 million from H&E’s Selling, general and administrative and $3 million from H&E’s Parts, service and other to Herc’s Direct operating expense.

e.	Represents the reclassification of H&E’s Sales of new equipment and $15 million from H&E’s Parts, service, and other to Herc’s Cost of sales of new equipment, parts and supplies.

f.

Represents the reclassification of $27 million of non-rental depreciation and intangible amortization included in H&E’s Selling, general and administrative to Herc’s Non-rental depreciation and amortization.

g.	Represents the reclassification of H&E’s Gain on sales of property and equipment, net to Herc’s Other, net.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2024:

h.	Represents the reclassification of H&E’s Sales of new equipment of $56 million and H&E’s Parts, service, and other of $45 million to Herc’s Sales of new equipment, parts and supplies.

i.	Represents the reclassification of H&E’s Parts, service, and other of $24 million to Herc’s Service and other revenue.

j.	Represents the reclassification of H&E’s Rental expense and Rental other to Herc’s Direct operating expense.

k.	Represents the reclassification of $260 million from H&E’s Selling, general and administrative and $10 million from H&E’s Parts, service and other to Herc’s Direct operating expense.

l.	Represents the reclassification of H&E’s Sales of new equipment and $40 million from H&E’s Parts, service, and other to Herc’s Cost of sales of new equipment, parts and supplies.

m.

Represents the reclassification of $59 million of non-rental depreciation and intangible amortization included in H&E’s Selling, general and administrative to Herc’s Non-rental depreciation and amortization.

n.	Represents the reclassification of H&E’s Gain on sales of property and equipment, net to Herc’s Other, net.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2024:

o.	Represents the reclassification of H&E’s Sales of new equipment of $35 million and H&E’s Parts, service, and other of $35 million to Herc’s Sales of new equipment, parts and supplies.

p.	Represents the reclassification of H&E’s Parts, service, and other of $18 million to Herc’s Service and other revenue.

q.	Represents the reclassification of H&E’s Rental expense and Rental other to Herc’s Direct operating expense.

r.	Represents the reclassification of $195 million from H&E’s Selling, general and administrative and $7 million from H&E’s Parts, service and other to Herc’s Direct operating expense.

HERC HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In millions, except per share data)

s.	Represents the reclassification of H&E’s Sales of new equipment and $31 million from H&E’s Parts, service, and other to Herc’s Cost of sales of new equipment, parts and supplies.

t.

Represents the reclassification of $43 million of non-rental depreciation and intangible amortization included in H&E’s Selling, general and administrative to Herc’s Non-rental depreciation and amortization.

u.	Represents the reclassification of H&E’s Gain on sales of property and equipment, net to Herc’s Other, net.

Note 3 - Pro Forma Adjustments

The pro forma and reclassification adjustments included in the unaudited pro forma condensed combined financial information are as follows:

A.

Depreciation expense related to rental equipment will decrease as a result of the preliminary adjustment to record H&E’s depreciation expense using the useful lives and salvage values based on Herc’s accounting policy. For purposes of determining the impact on the unaudited pro forma condensed combined statements of operations, the rental equipment is being depreciated using a straight-line method over an estimated useful life of ranging from 4 to 15 years depending on rental equipment type.

Nine Months Ended September 30, 2025
Elimination of H&E’s historical rental equipment depreciation expense	$(157)
Rental equipment depreciation expense, based on Herc accounting policy	130

Net decrease in depreciation of rental equipment	$(27)

Year Ended December 31, 2024
Elimination of H&E’s historical rental equipment depreciation expense	$(375)
Rental equipment depreciation expense, based on Herc accounting policy	299

Net decrease in depreciation of rental equipment	$(76)

Nine Months Ended September 30, 2024
Elimination of H&E’s historical rental equipment depreciation expense	$(279)
Rental equipment depreciation expense, based on Herc accounting policy	220

Net decrease in depreciation of rental equipment	$(59)

B.	Estimated additional stock based compensation expense relates to outstanding H&E restricted stock awards and performance stock units in accordance with the Merger Agreement.

C.

Amortization expense will increase as a result of the customer relationship intangible asset of $1.1 billion recognized from the Acquisition. For purposes of determining the impact on the unaudited pro forma condensed combined statements of operations, the customer relationship intangible asset is being amortized using a straight-line method over an useful life of 10 years.

D.

Interest expense, including the amortization of capitalized debt issuance costs, increased as a result of the financing transactions executed in June 2025 related to the Acquisition. Herc financed the transactions in the Merger Agreement with a combination of newly issued debt and/or borrowings and drawings using existing capacity under its existing ABL facility. For purposes of determining the impact on the unaudited pro forma condensed combined statements of operations, historical interest expense related to extinguished debt was

HERC HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In millions, except per share data)

eliminated and interest expense was calculated for new borrowings based on the borrowings rates applicable to the financing transactions, including a weighted-average borrowing rate of 6.6 percent on long-term debt. An assumed interest rate increase of 100 basis points related to the new borrowings would increase annual interest expense by approximately $43 million and reduce net income per share by approximately $0.98.

Nine Months Ended September 30, 2025
Elimination of H&E’s historical interest expense	$(26)
Interest expense, related to new borrowings	119
Amortization of debt issuance costs related to new borrowings	4

Net change in interest expense	$97

Year Ended December 31, 2024
Elimination of H&E’s historical interest expense	$(73)
Loss on extinguishment of H&E’s debt	17
Interest expense, related to new borrowings	286
Amortization of debt issuance costs related to new borrowings	10

Net change in interest expense	$240

Nine Months Ended September 30, 2024
Elimination of H&E’s historical interest expense	$(55)
Loss on extinguishment of H&E’s debt	17
Interest expense, related to new borrowings	215
Amortization of debt issuance costs related to new borrowings	7

Net change in interest expense	$184

E.

Reflects the adjustment to the Company’s income tax expense resulting from impact of the acquisition related pro forma adjustments expected to be subject to income tax for the nine months ended September 30, 2025 and 2024, and for the year ended December 31, 2024. The estimated combined blended statutory income tax rate applied to the pro forma adjustments is 25% for periods presented.

F.

Pro forma per share data is based on the weighted-average shares outstanding of Herc common shares for the period presented and reflects the issuance of approximately 4.7 million Herc common shares at the closing of the Acquisition.